UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 11, 2005

Commission File No. 001-13783

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	76-0542208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 West Loop South

Suite 500

Houston, Texas 77027

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Loan and Security Agreement

On November 11, 2005, the Company and certain of its subsidiaries entered into an amendment to the Company’s $80 million revolving credit facility with Bank of America, N.A. (the “Lender”). The amendment effects the following changes:

•	Eliminates the application of the Fixed Charge Coverage Ratio test for the periods ended September 30, 2005 and October 31, 2005;

•	Requires that the Company maintain a minimum borrowing availability under the facility of at least $12 million, or if availability falls below $12 million, the Company must provide cash collateral in the amount of such shortfall. As of November 11, 2005, availability under this facility was $14.7 million. As of the same date, the Company’s cash position was $26.3 million; and

•	Provides that the interest rate applicable to the Company’s obligations under the credit facility will be increased by 50 basis points during the period ending on the earlier of March 31, 2006 or such time as the Lender syndicates the credit facility. The interest rate in effect thereafter remains unchanged.

The Company believes that it will be necessary to enter into another amendment to the credit facility before December 31, 2005 for the purpose of further amending the required Fixed Charge Coverage Ratio.

On November 14, 2005 the Company issued a press release announcing the foregoing matters, a copy of the which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety.

Item 7.01	Regulation FD Disclosure.

Settlement of Litigation

On November 14, 2005, Integrated Electrical Services, Inc. (the “Company”) announced that it has agreed to a settlement amount in two pending lawsuits. The first is an agreement to settle litigation related to the jury verdict in favor of the Company announced on April 24, 2005 relating to a contract dispute involving a subsidiary of the Company. The settlement amount is $7.25 million. It is anticipated that this amount will be paid to the Company, subject to agreement on the final settlement documents this month. Additionally, the Company settled an outstanding prevailing wage case that was pending against a closed subsidiary. That settlement amount of $2.325 million will be paid by the Company. It is anticipated that payment of $1.5 million will be made December 1, 2005 with the remaining amount due on or before May 1, 2006.

The Company continues to pursue initiatives and discussions with third parties related to its previously announced refinancing or deleveraging activities with the Gordian Group.

On November 14, 2005 the Company issued a press release announcing the foregoing matters, a copy of the which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Second Amendment to Loan and Security Agreement, dated November 11, 2005, by and among Bank of America, N.A., Integrated Electrical Services, Inc. and the Subsidiaries listed on Annex I and Annex II.

99.1	Press Release dated November 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

By:	/s/ DAVID A. MILLER
David A. Miller
Senior Vice President and Chief Financial Officer

Dated: November 15, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Second Amendment to Loan and Security Agreement, dated November 11, 2005, by and among Bank of America, N.A., Integrated Electrical Services, Inc. and the Subsidiaries listed on Annex I and Annex II.

99.1	Press Release dated November 14, 2005.